                                                                   EXHIBIT 10.44


                              FORM OF CAPITAL NOTE

           THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

           THE ISSUER MAY ONLY MAKE PAYMENTS OF THE INTEREST ON AND THE PRINCIPAL OF THIS NOTE, IF NONE OF THE PAYMENT RESTRICTIONS (AS DEFINED ON THE REVERSE HEREOF) THEN EXISTS.
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                       METROPOLITAN LIFE INSURANCE COMPANY

        ____% Mandatorily Convertible Capital Note, due __________, 2005

No. A-1                                                            $___________

           METROPOLITAN LIFE INSURANCE COMPANY ("Issuer"), a stock life insurance company organized and existing under the laws of the State of New York, for value received, hereby promises to pay, subject to the Payment Restrictions (as set forth in paragraph 4 on the reverse hereof, to METLIFE, INC., or the registered assigns thereof, the principal sum of _____ United States dollars ($) on __________, 2005 ("Maturity Date"), through the conversion of such amount into shares of Common Stock, par value $.01 per share ("Common Capital Stock") of the Issuer, and to pay interest thereon from the date hereof quarterly in arrears on ________, ________, ________ and ________ in each year, commencing ________, 2000 (each such date a "Payment Date"), initially at the rate of __% per annum through and including ________ __, 2003, and at the Reset Rate (as defined below) thereafter, until the principal hereof is paid in full or duly provided for. The Maturity Date will also occur on the date on which any state or federal authority or agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer.

           The Issuer shall pay the interest due on each Payment Date to the person ("Registered Holder") in whose name this Note is registered on the Register (as defined on the reverse hereof) at the close of business on the ________, ________, ________ or ________ (each a "Regular Record Date") (whether or not a Business Day (as defined on the reverse hereof)), as the case may be, next preceding such Payment Date. The Issuer shall calculate such interest on the basis of a 360-day year of twelve 30-day months.

           Subject to the Payment Restrictions, the Issuer shall pay the principal of this Note on the Maturity Date, but only against surrender of this Note to the Issuer.

           The unpaid principal amount of this Note will, without any further action by the Issuer or the Registered Holder, be converted into 500 shares of Common Capital Stock, at each of -, 2004 and the Maturity Date.

           So long as no Event of Default has occurred and is continuing, the Issuer shall have the right at any time, and from time to time, during the term of this Note, to defer payments of interest for up to 5 consecutive years by extending the interest payment period of such Note for a period not extending, in the aggregate, beyond the Maturity Date (the "Deferral Period"), during which Deferral Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has


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been deferred because of the extension of the interest payment period pursuant to the provisions of this Note, will bear interest thereon at the rate of -% through and including __________ __, 2003, and at the Reset Rate thereafter, compounded quarterly for each quarter of the Deferral Period ("Compounded Interest"). At the end of the Deferral Period, the Issuer shall pay all interest accrued and unpaid on this Note and Compounded Interest (together, "Deferred Interest") that shall be payable to the Registered Holder. Prior to the termination of any Deferral Period, the Issuer may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Maturity Date. Upon the termination of any Deferral Period and the payment of all Deferred Interest then due, the Issuer may commence a new Deferral Period, subject to the foregoing requirements. No interest shall be due and payable during an Deferral Period, except at the end thereof, but the Issuer, at its option, may prepay on any Payment Date all or any portion of the interest accrued during the then elapsed portion of a Deferral Period.

           The Issuer shall give notice of the Issuer's election to begin a Deferral Period to the Registered Holder in writing at least five business days prior to the commencement of the Deferral Period.

           The interest rate on this Note may be reset for the Payment Date falling on the Maturity Date to the rate (the "Reset Rate") determined by the Issuer.

           Any interest on this Note not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on the affected Payment Date. Thereafter, the Issuer shall pay such interest to the Registered Holder at the close of business on a special record date ("Special Record Date") for the payment of such interest. Subject to the requirement that any Deferral Period end on a Payment Date or the Maturity Date, the Issuer shall establish the Special Record Date and a special payment date ("Special Payment Date") for the payment of such interest, and shall give notice of such Special Record Date and such Special Payment Date to the Registered Holder not less than 15 days prior to such Special Payment Date.

           The Issuer shall pay the interest on this Note, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before each Payment Date or Special Payment Date to the Registered Holder at such Registered Holder's address appearing on the Register or by wire transfer to a United States dollar account maintained by such Registered Holder with a bank, if such Registered Holder so elects by giving notice to the Issuer not less than 15 days (or such fewer days as the Issuer may accept at its discretion) prior to the applicable Payment Date or Special Payment Date, of such election and of the account to which payments are to be made. Unless such


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Registered Holder revokes such designation, each such designation shall remain in effect with respect to all future payments as to such Notes.

           The Issuer hereby refers to the provisions of this Note set forth on the reverse hereof. Such provisions shall have the same effect as if set forth at this place.

           The Issuer may execute this Note by manual or facsimile signatures.

           IN WITNESS WHEREOF, the Issuer has duly executed this Note.

Dated:

                           METROPOLITAN LIFE INSURANCE
                           COMPANY



                           By_______________________________
                             Name
                             Title


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                                 FORM OF REVERSE

           1. This Note is designated as the ___% Mandatorily Convertible Capital Note of the Issuer due on ________, 2005, in a principal amount of $_____________.

                This Note is a direct and unsecured obligation of the Issuer, and, subject to the Payment Restrictions contained in paragraph 4 hereof, will mature on the Maturity Date. This Note is a liability of the Issuer.

           2. This Note is issuable only in fully registered form without coupons.

           3. The Issuer shall act as a registrar of this Note, and shall cause to be kept at its office a register ("Register") in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of this Note and registration of transfers and exchanges of this Note.

           4. This Note shall not be assignable or otherwise transferable by the Registered Holder without the written consent of the Issuer and any attempt to so assign or transfer this Note without such consent shall be void and of no effect.

           5. (a) As required by Section 1323 ("Section 1323") of the insurance law ("Insurance Law") of the State of New York, the Issuer may not make any payment of the interest on or the principal of this Note if (based on the Issuer's Annual Statement for the immediately preceding calendar year ("Preceding Annual Statement") filed with the Superintendent of Insurance (together with each successor thereto from time to time, "Superintendent") of the Insurance Department of the State of New York (together with each successor thereto from time to time, "N.Y. Department")) (1) the Issuer's total adjusted capital ("TAC") is less than (i) 250% of the Issuer's authorized control level risk-based capital ("ACLRBC") if a Negative Trend (as defined below) exists or
(ii) the Issuer's company action level risk-based capital ("CALRBC") (the limitations set forth in clauses (i) and (ii) collectively, "RBC Payment Thresholds"), or (2) the aggregate amount of all payments of the interest on or the principal of this Note made during the current calendar year would, if made immediately prior to the end of the immediately preceding calendar year, have caused the Issuer's TAC to be less than either of the RBC Payment Thresholds, computed as of the end of such calendar year (the restrictions on payment set forth in clauses (1) and (2) of this sentence collectively, "Automatic Payment Restrictions"). In addition, if at the end of any calendar year, the Issuer's TAC, including all Outstanding Notes (as hereinafter defined), is less than 300% of the then outstanding aggregate principal amount of the Issuer's capital notes and surplus notes and other advances or borrowings issued, made or incurred pursuant to Section 1307 or 1323 of the Insurance Law (all such capital notes, surplus notes, advances and borrowings collectively,


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"Outstanding Notes"), the Superintendent may notify the Issuer that the financial condition of the Issuer does not warrant the making, in whole or in part, of any payment of the interest on or the principal of this Note, thereby automatically deferring such payment until such time as the Superintendent finds that the Issuer's financial condition warrants such payment. The limitation set forth in the preceding sentence is hereinafter referred to as the "Conditional Payment Restriction," and the Conditional Payment Restriction and the Automatic Payment Restrictions are herein referred to collectively as "Payment Restrictions."

           For purposes of this Note, "Negative Trend" means a negative trend over a period of time, as determined in accordance with the "trend test calculation" included in the RBC Instructions, and "RBC Instructions" means the RBC report including risk-based capital instructions, which in addition to any other matter which may be required to be stated therein, either by law or by the Superintendent pursuant to law, shall conform substantially to the form of the report and instructions adopted from time to time for such purpose by, or by the authority of, the National Association of Insurance Commissioners, together with such additions, omissions or modifications, similarly adopted from time to time, as may be approved by the Superintendent.

                (b) If any Payment Restriction exists, the Issuer may not make any of the affected payments of interest or principal until such time as (a) none of the Payment Restrictions exists or (b) the Superintendent has concluded that the Issuer's financial condition warrants the making of such payments, and has waived all existing Payment Restrictions as permitted by Section 1323 and has so notified the Issuer. The Issuer will make each payment so prevented or suspended on the first Business Day (as defined below) on which (and, if the Issuer may make only a part of such payment, to the extent that) none of the Payment Restrictions exists or the Superintendent has waived all existing Payment Restrictions. Until paid, interest will continue to accrue, at the rate of % through and including _______ __, 2003, and at the Reset Rate thereafter, on the unpaid principal amount of this Note whose payment is so prevented or suspended. However, interest will not accrue on any interest payment which has been so prevented or suspended, during the period of such prevention or suspension. "Business Day" means any day that is not a Saturday, Sunday or day on which banking institutions and trust companies in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to close.

                (c) Even if either of the Automatic Payment Restrictions prevents the Issuer from making any payment of the interest on or the principal of Note, Section 1323(c) of the Insurance Law nevertheless permits, upon the Issuer's request, the Superintendent to approve, in whole or in part, the making of any such payment, if and at such time or times as, in the Superintendent's judgment, the financial condition of the Issuer warrants the


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making of such payment. Even if as a result of the existence of the Conditional
Payment Restriction the Superintendent has suspended the making of any payment of the interest on or the principal of this Note by notifying the Issuer that its financial condition does not warrant the making of any such payment, under
Section 1323(d) of the Insurance Law the Superintendent may approve, in whole or in part, the making of any such payment, if and at such time or times as, in the Superintendent's judgment, the financial condition of the Issuer warrants the making of such payment. The Issuer will use its best efforts to obtain promptly all approvals from the Superintendent, in accordance with Section 1323(c) or
(d), which may hereafter become necessary, if any, in order to permit the Issuer to make each payment of the interest on and the principal of this Note on its stated due date.

                (d) Any payment ("Unpaid Amount") of the interest on or the principal of this Note as to which (i) the approval of the Superintendent has been obtained, if necessary, and (ii) payment is not restricted by any Subordination Provision (as defined below) and which is not punctually paid or duly provided for on, or within 15 days after, the related Payment Date or on the Maturity Date, as set forth herein, will forthwith cease to be payable to the Registered Holder on the Regular Record Date therefor, and the Issuer will pay such Unpaid Amount to the Registered Holder on a subsequent Special Record Date. Subject to the requirement that any Deferral Period end on a Payment Date or the Maturity Date, the Issuer shall fix the Special Record Date and the date ("Special Payment Date") for the payment of such Unpaid Amount. At least 15 days before the Special Payment Date, the Issuer shall mail to the Registered Holder a notice that states the Special Record Date, the Special Payment Date and all amounts of the interest on or the principal of this Note which the Issuer intends to pay on the Special Payment Date. On such Special Payment Date, subject to compliance by the Issuer with the provisions of paragraph 5 (a) hereof, the Issuer shall pay the amount of interest or principal to be so paid to the Registered Holder.

           6. (a) If, on any Payment Date or on the Maturity Date or on any Special Payment Date, MetLife may make, under Section 1323, the payment or payments then due on this Note and the Superintendent has not acted, under
Section 1323, to suspend such payment or payments, the Issuer will make all payments in respect of the interest on or the principal of this Note due on such Payment Date, Maturity Date or Special Payment Date, as the case may be. The Issuer will make, on such Payment Date or Special Payment Date, each such payment to the person which was the Registered Holder of this Note on the ________, ________, ________ or ________ immediately preceding such Payment Date or Maturity Date (or on the related Special Record Date, if any), by United States dollar check drawn on the Issuer or by wire transfer to a United States dollar account maintained by such Registered Holder with a bank, if such Registered Holder so elects by giving notice to the Issuer not less than 15 days (or such fewer days as the Issuer may accept at its discretion) prior to the applicable Payment Date, Maturity Date or Special


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Payment Date, of such election and of the account to which payments are to be made. Unless such Registered Holder revokes such designation, each such designation shall remain in effect with respect to all future payments as to such Notes. The Issuer shall pay all reasonable administrative costs in connection with making all such payments.

                (b) In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

           7. The Issuer shall pay all stamp and other duties, if any, which may be imposed by the United States of America or any governmental entity or any political subdivision or taxing authority of or in the United States of America with respect to the initial issuance of this Note. Except as otherwise specifically provided in this Note, the Issuer shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge of whatever nature imposed or levied by any government or governmental entity or any political subdivision or taxing authority thereof or therein.

           8. So long as any this Note remains outstanding or any amount remains unpaid on this Note, as required by Section 1323(e), the Issuer will deduct one-fifth of the aggregate original principal amount of this Note from its TAC in each calendar year starting with 2005. As required by the RBC Instructions,
(a) the Issuer may not, at any given time, have over 33-1/3% of its TAC comprised of the aggregate outstanding principal amount of its capital notes and surplus notes, and, if such amount exceeds 33-1/3% of its TAC, the Issuer must reduce the amount of its capital notes included in its TAC then shown on its Annual Statement by such excess amount, (b) so long as any capital notes issued by the Issuer are outstanding, the Issuer will file a statement with the Superintendent at the same time as the Issuer files its Annual Statement and at such other times as the Superintendent determines necessary, showing, in a manner approved by the Superintendent, the calculation of the Issuer's ACLRBC, CALRBC and TAC, which statement shall specifically identify any of the Issuer's financial results which would cause any of the Payment Restrictions to exist, and (c) the Issuer will notify the Superintendent, for informational purposes, of each payment (whether of interest or principal) due on this Note, not less than 10 nor more than 30 Business Days prior to the due date for such payment.

           9. (a) The Issuer and the Registered Holder by accepting this Note agree that the payment of all interest on, all principal of and all other claims as to this Note is expressly subordinate in right of payment, to the extent and in the manner set forth in the


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provisions ("Subordination Provisions") of this paragraph 8, to the prior payment in full of all Indebtedness, Policy Claims and Other Creditor Claims (each as defined below) of the Issuer, subject to and in accordance with Section 7435 ("Section 7435") of the Insurance Law. This Note will rank pari passu with all Existing Surplus Notes (as defined below) and all capital notes, surplus notes or similar obligations of the Issuer hereafter issued, made or incurred.

                (b) If the Issuer is subject to any rehabilitation, liquidation, conservation or dissolution proceeding, holders of Indebtedness, Policy Claims and Other Creditor Claims will, under Section 7435, have the right to be paid in full before the Registered Holder may receive any payment as to this Note. In a proceeding commenced under Article 74 of the Insurance Law, all claims for the interest on or the principal of this Note constitute Class 7 claims under
Section 7435.

                (c) If any distribution is made to the Registered Holder that, because of this paragraph, should not have been made to the Registered Holder, the Registered Holder who receives the distribution shall hold it in trust for holders of Policy Claims, Indebtedness and Other Creditor Claims, and pay it over to them, as their interests may appear.

                (d) This paragraph defines the relative rights of the Registered Holder, on the one hand, and holders of Indebtedness, Policy Claims and Other Creditor Claims, in accordance with Section 7435, on the other hand. Nothing in this Note shall (i) impair, as between the Issuer and the Registered Holder, the obligation of the Issuer which is, subject to the Payment Restrictions and to the Subordination Provisions, absolute and unconditional to pay the interest on and the principal of this Note in accordance with their terms; (ii) affect the relative rights of the Registered Holder and creditors of the Issuer, other than holders of Policy Claims, Indebtedness or Other Creditor Claims; or (iii) prevent the Registered Holder from exercising any available remedies upon a breach by the Issuer of its obligations hereunder, subject to the Payment Restrictions and to the rights of holders of Indebtedness, Policy Claims or Other Creditor Claims to receive distributions otherwise payable to the Registered Holder.

                (e) No right of any holder of Indebtedness, Policy Claims or Other Creditor Claims to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Issuer.

                As used herein, "Indebtedness" of the Issuer shall mean all existing or future (i) indebtedness of the Issuer for borrowed money, (ii) indebtedness for borrowed money of other persons, the payment of which is guaranteed by the Issuer, (iii) obligations of the Issuer pursuant to any agreement obligating the Issuer to cause another person to maintain


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a minimum level of net worth, or otherwise to ensure the solvency of such person and (iv) expenses, claims or amounts, to the extent that payment of the interest on or the principal of this Note is required by law to be subordinated to the prior payment thereof. However, any indebtedness of the Issuer which by its express terms is subordinated in right of payment to, or ranks equally with, this Note shall not constitute Indebtedness. Under current law, the Issuer cannot issue any indebtedness which by its terms is subordinate to this Note. "Indebtedness" shall not include this Note, the Issuer's presently outstanding surplus notes ("Existing Surplus Notes") which are designated as (A) 6.30% Surplus Notes scheduled to mature on November 1, 2003, (B) 7.45% Surplus Notes scheduled to mature on November 1, 2023, (C) 7% Surplus Notes scheduled to mature on November 1, 2005, (D) 7.70% Surplus Notes scheduled to mature on November 1, 2015, (E) 7.80% Surplus Notes scheduled to mature on November 1,
2025 and (F) 7.875% Surplus Notes due 2024 (previously issued by New England Mutual Life Insurance Company which was merged into the Issuer effective on August 30, 1996), or any future capital notes, surplus notes or similar obligations of the Issuer which will rank pari passu with this Note.

                As used herein, "Other Creditor Claims" shall mean all existing or future other claims against the Issuer which, under Section 7435, have priority over claims with respect to this Note. Under Section 7435 such other claims include (i) claims with respect to the actual and necessary costs and expenses of administration incurred by a liquidator, conservator, rehabilitator or ancillary rehabilitator under Section 7435; (ii) claims with respect to the actual and necessary costs and expenses of administration incurred by The Life Insurance Guaranty Corporation or The Life Insurance Company Guaranty Corporation of New York ("LICGC"); (iii) claims of LICGC for certain funds loaned to the Superintendent under Section 7713(d) of the Insurance Law; (iv) debts up to $1,200 due to employees for services performed within one year before the commencement of rehabilitation, liquidation, conservation or dissolution proceedings; (v) claims for payment for goods furnished or services rendered in the ordinary course of business within 90 days prior to the declaration of the impairment or insolvency of the Issuer; (vi) claims of the federal or any state or local government (except in the case of claims for a penalty or forfeiture which are included only to the extent of pecuniary loss and reasonable costs occasioned by the act giving rise to the forfeiture or penalty); and (vii) claims of general creditors and all other claims having priority under Section 7435.

                As used herein, "Policy Claims" shall mean all existing or future claims of policyholders or beneficiaries, as the case may be, pursuant to any and all existing or future policies, endorsements, riders and other contracts of insurance, annuity contracts, including, without limitation, guaranteed investment contracts and funding agreements, issued, assumed or renewed by the Issuer on or prior to the date hereof or hereafter created, all claims pursuant to separate account agreements to the extent such claims are not fully discharged by the assets held by the Issuer in the applicable separate accounts and


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all claims of LICGC or any other guaranty corporation or association of the
State of New York or another jurisdiction against the Issuer, other than claims described in clause (i) of the definition of "Other Creditor Claims" and claims for interest.

           10. In case this Note shall become mutilated, defaced, destroyed, lost or stolen, the Issuer will execute and deliver a new Note, having a number not contemporaneously outstanding, of like tenor and for the same aggregate principal amount as the then unpaid principal amount of this Note, registered in the same manner, dated the date of its issuance and bearing interest from the date to which interest has been paid on this Note, in exchange and substitution for this Note (upon surrender and cancellation hereof) or in lieu of and substitution for this Note. If this Note is destroyed, lost or stolen, the applicant for a substituted Note shall furnish to the Issuer such security or indemnity as may be required by either of them to save each of them harmless from all claims related to the issuance of such substituted Note, and, in every case of destruction, loss or theft of this Note, the applicant shall also furnish to the Issuer satisfactory evidence of the destruction, loss or theft of this Note and of the ownership thereof. However, if the Registered Holder hereof is, in the judgment of the Issuer, an institution of recognized responsibility, such Registered Holder's written agreement of indemnity shall be deemed to be satisfactory for the issuance of a new Note in lieu of and substitution for this Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Registered Holder thereof of a sum sufficient to all cover fees and expenses connected therewith. If this Note has matured or is about to mature and shall become mutilated or defaced or shall be destroyed, lost or stolen, the Issuer may, subject to the Payment Restrictions and to the Subordination Provisions, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except if this Note is mutilated or defaced) upon compliance by the Registered Holder with the provisions of this paragraph 9.

           11. With the written consent of the Registered Holder of this Note, the Issuer may, with the prior approval of the Superintendent, modify, amend or supplement the terms of this Note, or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall conclusively bind the Registered Holder. The Issuer may, with the prior approval of the Superintendent but without the consent of the Registered Holder of this Note, modify or amend this Note for the purpose of (a) adding to the covenants of the Issuer for the benefit of the Registered Holder of this Note, (b) surrendering any right or power conferred upon the Issuer, (c) securing this Note, (d) evidencing the succession of another corporation to the Issuer and the assumption by such successor of the covenants and obligations of the Issuer in this Note as permitted by this Note,
(e) modifying the restrictions on, and procedures for, resales and other transfers of this Note to the extent permitted or required by any change in applicable law or regulation (or the interpretation


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
thereof) or in the practices relating to the resale or transfer of restricted securities generally, (f) curing any ambiguity or correcting or supplementing any defective provision contained in this Note in a manner which does not adversely affect the interest of the Registered Holder of this Note in any material respect, (g) providing for events of default in addition to those specified in paragraph 12, or (h) effecting any amendment which the Issuer may determine is necessary or desirable and which shall not adversely affect the interest of the Registered Holder of this Note. The Registered Holder, by acceptance hereof, consents to each modification or amendment made pursuant to the preceding sentence.

           12. The Registered Holder of this Note may enforce this Note only in the manner set forth below.

           (a) If any Event of Default with respect to this Note, other than an Event of Default specified in clause (d) of paragraph 12, occurs and is continuing, the Registered Holder may declare the principal of, and any accrued interest on, this Note due and payable immediately. Upon any such declaration this Note shall automatically convert, without any further action by the Issuer or the Registered Holder, into 1,000 shares of Common Stock. If an Event of Default specified in clause (d) of paragraph 12 occurs, the principal of, and any accrued interest on, this Note shall ipso facto convert, without any further action by the Issuer or the Registered Holder, into 1,000 shares of Common Stock.

           (b) If an Event of Default occurs and is continuing, the Registered Holder may institute, pursue and prosecute any proceeding, including but not limited to, any action at law or suit in equity or other judicial or administrative proceeding to collect the payment of principal or interest on this Note that is in default, to enforce the performance of any provision of this Note or to obtain any other available remedy.

           13. "Event of Default," wherever used herein with respect to this Note, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) default in the payment, when due, of interest on this Note and the default continues for a period of 30 days; provided that during any Deferral Period for this Note, failure to pay interest on this Note shall not constitute an Event of Default hereunder;

           (b) default in the payment of the principal of this Note when it becomes due, whether at maturity, by declaration of acceleration of maturity or otherwise; or


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           (c) default in the performance or breach of any covenant or agreement of the Issuer in this Note, and continuance of such breach or default for a period of 90 days after receipt by the Issuer of written notice thereof; or

           (d) any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer.

           A default under clause (c) above is not an Event of Default until (i) the Registered Holder provides written notice thereof to the Issuer and (ii) the Issuer does not cure such default within the time specified in clause (c) above after receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a notice of default.

           If an Event of Default has occurred and is continuing, the Registered Holder, by written notice to the Issuer, may waive an Event of Default and its consequences hereunder. When an Event of Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

           14. The Issuer may not merge with or into or consolidate with, or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any entity, other than a wholly-owned subsidiary of the Issuer, and no entity, other than a wholly-owned subsidiary of the Issuer, shall merge with or into or consolidate with the Issuer, or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to the Issuer, unless:

           (a) the Issuer is the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance shall have been made (the "Successor") if other than the Issuer (i) is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (ii) shall expressly assume, in form satisfactory to the Registered Holder, all the obligations of the Issuer under this Note; and

           (b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

           The Successor will be the successor to the Issuer, and will be substituted for, and may exercise every right and power and become the obligor on this Note with the same effect as if the Successor had been named as the Issuer herein but, in the case of a sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and


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
assets of the Issuer, the predecessor Issuer will not be released from its obligation to pay the principal of and premium, if any, and interest on this Note.

           15. (a) The unpaid principal amount of this Note will, without any further action by the Issuer or the Registered Holder, at -, 2004 and at the Maturity Date (each a "Conversion Date") be converted into 500 shares of common stock, par value $.01 per share, of the Issuer at each such date ("Conversion Shares").

                (b) In order to be converted, this Note must be surrendered to the Issuer by the Registered Holder at the location then provided for the payment of this Note.

                (c) A conversion shall be deemed to have been effected on a Conversion Date (or such earlier date as this Note may become due and payable following an Event of Default in accordance with paragraph 11), and at such time the Registered Holder in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

                (d) Promptly upon, and in any case within seven days after, the conversion of this Note, the Issuer shall pay to the Registered Holder converting this Note all interest accrued and unpaid on the principal amount of this Note to and including the date of conversion, without any adjustment of such interest in respect of any dividend or other distribution payable on the Common Stock issued upon such conversion.

                (e) As soon as practicable after the conversion of this Note, and in any event within 21 days thereafter, the Issuer at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Registered Holder of this Note, a certificate or certificates for the Common Shares.

           16. No provision of this Note shall alter or impair the obligation of the Issuer, subject to the Payment Restrictions and to the Subordination Provisions, to pay the interest on and the principal of this Note at the times, place and rate, and in the coin or currency, herein prescribed.

           17. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.


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